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                                 EXHIBIT 10.53

  BROWN & SHARPE MANUFACTURING COMPANY                   PAGE 1 OF 5
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  TYPE:           PROCEDURE
  SUBJECT:        Profit Incentive Plan
  KEYWORD:        PIP
  AUTHORIZED BY:  F. Stuber
  REVISED:        February 14, 1994
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
  1.     PURPOSE
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         The objective is to reward Management employees with cash bonuses for the achievement of corporate, participating unit and personnel objectives.
         Total bonus is the sum of individual factors.  Actual pay-out depends on the degree of achieving AOP objectives.  Participants in this Plan may not participate in any other incentive compensation plan, such as sales incentive compensation plans and other productivity incentive plans.


  2.     PROCEDURE
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  2.1    Establish upcoming Plan.

  2.1.1  Determine participating units (PU), responsibility for
         administration and classes of Participants.                                     Pres.     Dec.

  2.1.2  The total bonus (TB) is the sum of amounts earned for performance against a number of selected factors.  Annually determine the number and relative weight of these factors
         (WOF) in percent of TB for each class of Participant.                           Pres.     Dec.

  2.1.3  Name Participants and their planned bonus (PB), stated in percentage of their January 1 Plan Year base salary for achieving AOP objectives as planned.  No such planned bonus percentage shall exceed 60% of a
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         Participant's base salary.  The actual bonus paid may be below or above the amount planned if objectives are under- or overachieved and
         may not exceed 200% of the planned bonus.                                       PU Mgrs.  Dec.

  2.1.4  Determine multiplier factors (M) for each factor, for different levels of achievement relative to objective and plot
         graphs of same.                                                                 Pres.     Dec.

  2.1.5  Determine individual objectives for each Participant.                           PU Mgrs.  Jan.

  2.1.6  Divisions budget in their AOP total PU pay-out for their participants assuming objectives are achieved 100% as
         budgeted in AOP.                                                                PU Mgrs.  Jan.

         Budget 10% of total planned pay-out for President's Pool.                       CFO       Jan.

  2.1.7  Review overall Plan.                                                            MEC       Feb.
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
  2.1.8  Approve Plan.                                                                   Salary    Feb.
                                                                                         Committee

  2.1.9  Notify Participants of their statuses under the upcoming
         Plan in writing.                                                                PU Mgrs.  Feb.

  2.2    Establishing bonuses after close of year.

         Upon receipt of audited results for the previous year:

  2.2.1  Establish degree of achievement of corporate and PU
         objectives.                                                                     CFO       Feb. 10

  2.2.2  Determine degree of achievement of Participants'
         individual objectives.                                                          PU Mgrs.  Feb. 10

  2.2.3  Determine effective total bonuses for each Participant.                         CFO       Feb. 15

  2.2.4  Review planned bonuses.                                                         MEC       Feb. 20

  2.2.5  Approve planned bonuses.                                                        Salary    Feb.
                                                                                         Committee

  2.2.6  Notify Participants of their bonuses.                                           PU Mgrs.  Feb.

  2.3    Overall planning and administration.                                            CFO

  3.     FACTOR DEFINITION
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  3.1    Corporate NI is the Net Income After Tax "as published" and approved at the February Board of Directors' meeting.

  3.2 PU EBT is the division's (or site's, as appropriate) AOP FIFO earnings/loss before tax (after interest allocation).

  3.3 PU Operating Cash Flow is the sum of each of the four quarters cumulative cash flows per the AOP.

  3.4 Individual Objectives are discretionary and determined by the Participants' responsible supervisor. They may be based on objective, measurable factors or be totally subjective.

  3.5 Corporate Cash Flow is the sum of each of the four quarters cumulative B & S AOP consolidated cash flows adjusted to exclude new long-term financing sources.

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


  3.6    Factors 2 and 3 PU, Operating Income and Cash Flow, may be reduced up to
         50% (maximum) at the discretion of the Division GM for Plan Participants at major "non-division headquarters" sites (e.g., Leitz-MSD, US-PMI) and replaced by an equivalent percentage based on the AOP operating income and cash flow objectives for those sites.  The "PU/Site" reduction is available to all
         Division PIP Participants except the Division GM and Controller and other staff with division wide-functional responsibilities.  Prior clearance with the CFO regarding Participants and objectives amounts is required.


  4.     MISCELLANEOUS
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  4.1    Salary Committee

         The Salary Committee annually approves the Plan and approves rules and regulations for the administration of the Plan. The decisions of the Salary Committee upon any such question will be final and binding on all persons.

         The Salary Committee may amend the Plan at any time and in any respect and may direct that the Plan may be suspended for any year prior to the approval (Feb.) of that year's Plan provided, however, that the Salary Committee may not, without the approval of the holders of the majority of the common stock of the Company outstanding and entitled to vote, increase the maximum bonus under the Regular Bonus Program above 60% of the base salary of the Participant.

  4.2    President's Pool for Special Adjustments

         There shall be established a special fund amounting to a maximum of 10% of the "planned" incentive plan pay-out for that year. The President, in his sole discretion, may pay out some or all of this fund to Plan Participant members or others. There shall be a separate procedure governing the President's Pool. This special adjustment pool shall replace the historical President's Award Plan.

  4.3    Participants

         Management employees annually designated by the Salary Committee as Regular Bonus Program Participants.

  4.4    Pay-out Percentage

  4.4.1 Pay-out for achieving each factor according to the AOP will result in a 100% pay-out for the planned bonus for that factor.

  4.4.2 Pay-out for all factors will be between 0% and 200% of the planned percentage bonus for that factor.

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


  4.4.3  The actual pay-out for all factors except Factor 5 will be based on the mathematical formula for the multiplier factors (M) underlying the factor performance graphs.  Factor 5, Individual Objectives, actual pay-out will be determined by each Participant's responsible supervisor consistent with the objectives established at the beginning of the year.  However, the Factor 5 pay-out factor distribution for the Company must approximate "normal" or
         "bell" curve whereby two thirds of Participants receive between a 70% and 130%
         Factor 5 pay-out.

  4.4.4 At the end of the year, the CFO shall have responsibility and authority to certify the actuals for all factors, excluding Factor 4, "Individual Objectives." Adjustments to PU factors may be made in cases where corporate directed adjustments to PU earnings or cash flow have been made.

  4.4.5 The pay-out shall not be deemed "earned" until the end of the fiscal year, at which time it shall be fully earned, payment of which shall be subject to conditions described in Paragraph 4.5.

  4.5    Termination of Employment

         A Participant whose employment is terminated for cause or who voluntarily terminates his or her employment (other than by retirement as provided in the following paragraph) shall not receive payment of any benefits under the Plan for the year in which his or her employment terminates. A Participant who is separated for other reasons or who retires in accordance with the provisions of any retirement plan or policy maintained by Brown & Sharpe Manufacturing Company (the "Company") or any subsidiary (including early retirement and Profit Incentive Plan retirement for disability) or who dies, will be entitled to a partial bonus calculated as the product of the fraction of the year during which he or she was an employee and the full bonus he would have earned if the Participant had remained for the full year.

  4.6    No Right to Continue in the Company.

         Neither the adoption nor the continuation of the Plan shall give any employee or Participant the right to continue in the employ of the Company or a subsidiary or the right to receive any award under the Plan until such award is actually made as provided herein.

  4.7 This policy does not supersede any agreements regarding PIP commitments under the plans of previous years.

  4.8    Effective Date.

         The original Plan was effective July 1, 1969.

         This Plan has been amended by the Directors and approved on February 14, 1994.

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  Appendix:  PIP 1994
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